UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Atrion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atrion Corporation One Allentown Parkway Allen, Texas 75002 Tel 972-390-9800

April 11, 2013

Dear Stockholder:

We are pleased to invite you to attend the 2013 annual meeting of stockholders of Atrion Corporation to be held at our offices in Allen, Texas on Thursday, May 23, 2013 at 10:00 a.m., Central Time.  Information regarding the business to be conducted at, and admission to, the annual meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the Company’s proxy statement.  A notice of the annual meeting and the Company’s proxy statement accompany this letter.  We have also made a copy of our 2012 Annual Report to Stockholders available with our proxy statement.

We have elected again this year to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials to stockholders primarily on the Internet.  We believe that this method of distribution permits us to provide you with the information you need while lowering our costs and reducing the environmental impact of our annual meeting.

We hope that you will attend the meeting in person.  However, it is important for your shares to be represented at the meeting whether or not you plan to be personally present.  Accordingly, please vote as soon as possible.  To vote your shares, please refer to the instructions for voting in the Company’s proxy statement or in the Notice of Internet Availability of Proxy Materials or proxy card.

Thank you for your continued interest in Atrion Corporation.

Sincerely,

David A. Battat President and Chief Executive Officer

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

Notice is hereby given that the 2013 annual meeting of stockholders of Atrion Corporation (the “Company”) will be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Thursday, May 23, 2013 at 10:00 a.m., Central Time, for the following purposes:

1.	To elect two Class III directors.

2.	To ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2013.

3.	To conduct an advisory vote to approve executive officer compensation.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on April 4, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer

April 11, 2013

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE.  TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2013

GENERAL INFORMATION

This proxy statement is being furnished to the stockholders of Atrion Corporation (sometimes referred to herein as “Atrion,” “we,” “us,” “our,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the 2013 annual meeting of stockholders to be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Thursday, May 23, 2013 at 10:00 a.m., Central Time, and at any adjournment of such meeting.  The notice of annual meeting, proxy statement and form of proxy and the Company’s 2012 Annual Report are first being made available to stockholders on or about April 11, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:           What is the purpose of the annual meeting?

A:           At the annual meeting, our stockholders will consider and vote upon the following matters:

●	election of two Class III directors;
●	ratification of the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2013; and
●	on an advisory basis, to approve executive officer compensation.

Our stockholders will also transact such other business as may properly come before the meeting.

Q:           Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:           The rules of the Securities and Exchange Commission, or SEC, allow us to provide access to our proxy materials primarily over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, to our stockholders.  Instructions on how to access our proxy materials over the Internet or to request a printed copy by mail may be found in the Notice of Internet Availability.

Q:           How can I get electronic access to the proxy materials?

A:           The Notice of Internet Availability provides you with instructions regarding how you may access and review on the Internet our proxy materials for the annual meeting.

Q:           Who is entitled to vote at the annual meeting?

A:           Stockholders Entitled to Vote.  Stockholders of record at the close of business on April 4, 2013, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.  At the close of business on the record date, we had outstanding and entitled to vote 2,015,677 shares of common stock, our only voting securities.  Holders of record of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

Registered Stockholders.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and we are providing the Notice of Internet Availability to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.

Beneficial Owners. If your shares are held in the name of a broker, bank or other nominee, you are considered the beneficial owner of those shares and the broker, bank or other nominee is the record holder.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the annual meeting.  However, because you are not the record holder, you may not vote these shares in person at the annual meeting unless you follow the record holder’s procedures for obtaining a legal proxy.

Q:           Can I attend the annual meeting in person?

A:           You are invited to attend the annual meeting if you are a registered stockholder or a beneficial owner as of the record date. You must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, to enter the meeting.  In addition, if your shares are held by your broker, bank or other nominee, please bring your Notice of Internet Availability or other evidence of stock ownership as of the record date.  The meeting will begin promptly at 10:00 a.m., Central Time. Check-in will begin at 9:30 a.m., Central Time.  Please allow ample time for the check-in procedures.

Q:           How can I vote my shares?

A:           Registered Stockholders. Registered stockholders may vote (i) by attending the annual meeting, (ii) by following the instructions on your Notice of Internet Availability for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating and mailing in a proxy card. Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 22, 2013.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.  If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy at the annual meeting to vote your shares.

Q:           If I sign, date and return a proxy, how will it be voted?

A:           Unless you revoke your proxy instructions, as described below under “Can I change my vote?,” shares of common stock represented by your proxy will be voted at the annual meeting as you specify over the Internet, by telephone or on the proxy card.  If you do not specify how to vote your shares, the shares represented by your proxy will be voted For the election as directors of the nominees of the Board of Directors named herein; For ratification of the appointment of Grant Thornton LLP as independent accountants to audit our financial statements for the year 2013; and For approval, on an advisory basis, of our executive officer compensation.  In addition, in their discretion the persons designated as proxies will vote upon such other business as may properly come before the meeting, including voting for any adjournment of the meeting proposed by the Board of Directors.

Q:           Can I change my vote?

A:           You may change your vote at any time prior to the vote at the annual meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the annual meeting and vote your shares in person, (ii) advise our Secretary at our principal executive office in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions or (iv) cast a new vote by the Internet or by telephone (not later than 11:59 p.m., Eastern Time, on May 22, 2013).  If your shares are held by a broker, bank or other nominee, you must request instructions as to how to revoke your proxy from the bank, broker or other nominee that holds your shares.

Q:           What happens if I decide to attend the annual meeting but I have already voted or submitted a proxy covering my shares?

A:           You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the annual meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the annual meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:           What is a quorum?

A:           The annual meeting will be held if a majority of the shares of our common stock outstanding on the record date entitled to vote is represented in person or by proxy at the meeting, constituting a quorum. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum.

Q:           What if I am a beneficial owner and do not give the nominee voting instructions?

A:           If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain routine matters but cannot vote on non-routine matters.  The proposal to ratify the appointment of Grant Thornton LLP is a routine matter and your broker is permitted to vote your shares even if you do not provide your broker voting instructions.  Election of directors and advisory voting on executive compensation are not deemed to be routine matters.  Accordingly, your broker is not entitled to vote your shares on those matters unless voting instructions are received from you.

Q:           What votes are necessary to elect directors and approve the other items of business at the annual meeting?

A:           Pursuant to the Company’s Bylaws, directors are elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote.  Abstentions and broker non-votes have no effect on the election of directors.  Ratification of the appointment of Grant Thornton LLP and approval, on an advisory basis, of our executive officer compensation each requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote thereon.  Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the proposal to ratify the appointment of Grant Thornton LLP and on the proposal to approve, on an advisory basis, our executive officer compensation.

Item No. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II and Class III.  Two Class III directors are to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2016 and until the election and qualification of their successors in office.  The nominees for election as Class III directors named below are members of our Board of Directors and were previously elected by our stockholders.  It is intended that the persons named as proxies will vote for the election of the nominees named below.  If the nominees named below, who have indicated their willingness to serve as directors if elected, are not candidates when the election occurs, proxies may be voted for the election of any substitute nominees.

The following information is furnished with respect to our Board of Directors’ nominees for election as directors and each director whose term will continue after the annual meeting.

Name, Age, Service as a Director of the Company
Principal Occupation, Positions and Offices, Other Directorships and Business Experience

Nominees for Election as Directors

Class III - Term Ending in 2016

Roger F. Stebbing

Mr. Stebbing, age 72, has been a director since 1992 and has been our lead director since December 2007.  Mr. Stebbing is President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986.  Mr. Stebbing is a licensed professional engineer and has a BSc honors degree in Chemical Engineering from Salford University.  Mr. Stebbing has had extensive experience in the design and development of complex projects and provides our Board of Directors valuable engineering knowledge, expertise and insight, as well as an in-depth knowledge of the Company gained through his long-time service as a director.

John P. Stupp, Jr.

Mr. Stupp, age 63, has been a director since 1985.  He is President of Stupp Bros., Inc., a diversified holding company, and has served in such capacity since March 2004.  From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc.  Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University.  He serves as a director and as a member of the audit, compensation and corporate governance committees of The Laclede Group, Inc., a public utility holding company.  Mr. Stupp’s substantial experience as President of Stupp Bros., Inc., as Chief Executive Officer of Stupp Corporation and as a director of public companies and non-profit organizations, as well as his long-term relationship with the Company, provides our Board of Directors valuable financial and operational expertise.

Directors Continuing in Office

Class I - Term Ending in 2014
Emile A Battat

Mr. Battat, age 75, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as Chairman of Halkey-Roberts Corporation, or Halkey-Roberts, one of our subsidiaries, since October 1998.  He served as Chief Executive Officer of the Company from October 1998 until May 2011, as President of the Company from October 1998 until May 2007 and as Chairman or President of each of the Company’s subsidiaries, other than Halkey-Roberts, from October 1998 until May 2011.  Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University.  He is an associate member of Sigma Xi, a scientific honor society.  Mr. Battat’s many years of executive-level experience at other companies, his education and training and his in-depth knowledge of the Company’s operations and finances gained through his 26 years as a director and 13 years as our Chief Executive Officer enable him to provide our Board of Directors with strong and capable leadership.

Ronald N. Spaulding

Mr. Spaulding, age 49, has been a director since February 2006 and has been a private investor since 2008.  Prior to May 2008, Mr. Spaulding was the President of Worldwide Commercial Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets.  Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, and also served on the Guidant Management Committee from 2002 until 2005.  From 2003 to 2005, he was the President of Europe, Middle East, Africa and Canada of Guidant Corporation.  From 2000 to 2003, Mr. Spaulding served as President of Guidant’s cardiac surgery business.  Mr. Spaulding holds a Master’s degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami.  Mr. Spaulding’s over 21 years of healthcare experience, including service as an officer of publicly-held companies with medical device operations, his knowledge of regulatory and operational matters affecting the development and marketing of medical devices and his educational background enable Mr. Spaulding to bring a valuable and unique perspective to our Board of Directors.

Class II - Term Ending in 2015
Hugh J. Morgan, Jr.

Mr. Morgan, age 84, has been a director since 1988 and a private investor since 2003. He served as Chairman of the Board of National Bank of Commerce of Birmingham from February 1990 until April 2003.  Previously, Mr. Morgan spent over 26 years at Southern Natural Gas Company and spent 14 years at Sonat Inc., its parent company, after its formation in 1973.  At the time of his retirement in 1987, Mr. Morgan was serving as the Chairman of the Board of Southern Natural Gas Company and as Vice Chairman of the Board of Sonat Inc.  Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School and the Advanced Management Program at Harvard Business School.  Mr. Morgan’s legal and business background, including his substantial experience as a senior officer and director of Sonat Inc. and its subsidiary Southern Natural Gas Company, and his long-term service as a director of the Company enable him to provide our Board of Directors valuable insight into corporate operations and governance and financial matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEES,
ROGER F. STEBBING AND JOHN P. STUPP, JR.

Information Regarding Board of Directors and Committees

Board Leadership and Independence.   With the election of Mr. Emile Battat as our executive Chairman of the Board and David A. Battat as our Chief Executive Officer on May 26, 2011, our Board of Directors separated the roles of chairman of the board and chief executive officer.  Our Board of Directors believes that this leadership structure is appropriate and effective because it permits Mr. Emile Battat, who has had many years of experience with the Company, to continue to play a key role by providing leadership to the Company’s Board of Directors as well as  participating in the evaluation, planning and implementation of corporate strategy and participating in operational, financial and commercial matters as requested by Mr. David Battat while Mr. David Battat serves as our Chief Executive Officer and focuses on the day-to-day management of our operations and business.

In determining whether our directors are independent, the Board of Directors applies the standards for director independence set forth in The NASDAQ Stock Market (“Nasdaq”) listing standards.  Our Board of Directors has determined that the following directors are “independent” within the meaning of those standards: Messrs. Morgan, Spaulding, Stebbing and Stupp, and that Mr. Emile Battat is not independent.  In making such determination, the Board of Directors took into account that Mr. Stebbing provided certain engineering services to the Company in 2011 and 2012 and was paid consulting fees for such services.  Our Audit, Compensation and Corporate Governance Committees are comprised solely of independent directors.  Our independent directors meet regularly in executive sessions without management present.  Mr. Stebbing, who is currently the Chair of the Corporate Governance Committee, is serving as our lead director.  As such, he is responsible for calling, establishing agendas for and moderating the Board of Directors’ executive sessions.

Meetings.  Our Board of Directors held eight meetings during 2012.  Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees on which he served held in 2012 during the time he served as a director or as a member of such committees.

               Nominating Process.  Because of the small number of directors, our Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board of Directors will be selected by a majority vote of the directors meeting the Nasdaq independence requirements (Messrs. Morgan, Spaulding, Stebbing and Stupp).  Accordingly, our Board of Directors does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board of Directors, in selecting nominees for election as directors, our Board of Directors, with the assistance of our Corporate Governance Committee, will review and evaluate candidates submitted by directors and management and by our stockholders.  Stockholders who would like to suggest qualified candidates for selection by our independent directors as nominees of our Board of Directors should provide written notification thereof to the Secretary of the Company at our principal executive offices and include the candidates’ qualifications.  In considering possible nominees, our independent directors are to take into account the following: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience that is relevant to our Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interest of all of our stockholders.   Our Board of Directors believes that having directors with diverse backgrounds and business experience is in our best interest, and these factors are considered in connection with the selection of nominees for election as directors. Our current directors have diverse industry backgrounds, including substantial experience in medical device, industrial, engineering, financial and energy companies.  All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors or management.

The Board’s Role in Risk Oversight.  Our Board of Directors has the responsibility for overseeing the Company’s exposure to risk.  The Board of Directors, directly and through its committees, reviews our material risk exposures, including operational risks, investment risks, financial risks and compensation risks.  Our Board of Directors and its committees meet with management when necessary in performing these oversight functions.

Committees.  Our Board of Directors has four standing committees: the Executive Committee, the Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Our Executive Committee is currently comprised of Messrs. Emile Battat and Morgan.

Our Board of Directors has determined that the members of our Corporate Governance Committee, Compensation Committee and Audit Committee must meet the independence requirements of the Nasdaq listing standards and that the Audit Committee members must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, not have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years and be able to read and understand fundamental financial statements.

Our Corporate Governance Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stebbing, assists in the evaluation of possible nominees for election to the Board of Directors as requested by the Board of Directors, reviews annually and advises the Board of Directors with respect to the compensation of directors, administers the Company’s stock ownership guidelines and recommends to the Board of Directors (a) the number of directors to be fixed in connection with each annual meeting of our stockholders, (b) the directors to be appointed to each of the committees of the Board of Directors, after considering the recommendation of our Chairman of the Board, (c) corporate governance guidelines if the Corporate Governance Committee deems them appropriate and (d) proposed changes to the charter of the Corporate Governance Committee.  In making recommendations to the Board of Directors as to director compensation, our Corporate Governance Committee considers our directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required and market data on director compensation and takes into account recommendations made by Mr. Emile Battat.  Except for Mr. Emile Battat, who is Chairman of our Board of Directors, our executive officers are not involved in determining or recommending the amount or form of director compensation.  Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available at our website at www.atrioncorp.com.  The Corporate Governance Committee met one time in 2012.

Our Compensation Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stupp, makes recommendations to the Board of Directors as to the remuneration of our executive officers, administers the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, or 2006 Equity Plan, the Atrion Corporation Non-Employee Director Stock Purchase Plan, or Stock Purchase Plan, and the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors, or Deferred Compensation Plan, and reviews and makes recommendations regarding our other incentive compensation plans. The primary processes and procedures for the consideration and determination of executive compensation, the role of executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority and the role of compensation consultants in determining or recommending executive officer compensation are set forth in “Compensation Discussion and Analysis” at page 9 of this proxy statement.  Our Board of Directors has adopted a written charter for the

Compensation Committee, a copy of which is available on our website at www.atrioncorp.com.  The Compensation Committee met three times in 2012.

At various times since 2006, Mercer, an outside compensation consultant, has been engaged at the request of the Compensation Committee to provide information as to the compensation of chief executive officers, chief operating officers and chief financial officers in public companies with annual revenues similar to those of the Company.  For further information regarding the services provided by Mercer, see “Compensation Discussion and Analysis” at page 9 of this proxy statement.

Our Audit Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stupp, appoints, determines the appropriate compensation for and oversees the work of the Company’s independent auditors, assists the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures and oversees related party transactions.  Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.atrioncorp.com.  The Audit Committee reviews and assesses, at least annually, the Audit Committee Charter and is to recommend any changes to the Audit Committee Charter to the Board of Directors.  Our Board of Directors has determined that each member of the Audit Committee meets the independence standards and other criteria for Audit Committee membership set forth above and that Mr. Stupp qualifies as an audit committee financial expert. Our Audit Committee met six times in 2012.

Stockholder Communications to the Board of Directors.   Any stockholder wishing to communicate with our Board of Directors about any matter should send the communication, in written form, to Emile A Battat, Chairman, at our principal office in Allen, Texas. Mr. Emile Battat will promptly send the communication to the other members of the Board of Directors.

Attendance at Stockholder Meetings.  The Board of Directors has adopted a policy encouraging each director to attend, if practicable, our annual meetings of stockholders.  The 2012 annual meeting was attended by all of our directors.

Code of Ethics.  The Board of Directors has adopted a Code of Business Conduct that applies to our employees, including our executive officers, and to the members of our Board of Directors.

Stock Ownership Guidelines for Directors.  Our Board of Directors has adopted stock ownership guidelines that apply to our directors, executive officers and certain other officers of the Company.  Each non-employee director is required to own not less than 1,000 shares of our common stock within three years of the later of adoption of the stock ownership guidelines, which occurred in 2010, and the date of election to the Board of Directors except that non-employee directors who elect to receive at least 25% of the cash portion of their annual cash retainers in shares of our common stock under the Stock Purchase Plan or in stock units under the Deferred Compensation Plan and continue such election annually are permitted five years to meet the guidelines.  Stock that counts toward these guidelines is described in “Stock Ownership Guidelines for Officers” at page 13 of this proxy statement.

Director Compensation

Under our director compensation program, each non-employee director is paid an annual cash retainer of $60,000 for his service as a director and is awarded fully-vested shares of our common stock under our 2006 Equity Plan having a market value on the date of the award of $30,000.  The equity awards are made each year immediately following our annual meeting of stockholders.  In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of $6,000, and the Chairman of the Audit Committee is paid an annual cash retainer of $12,000.  Mr. Emile Battat, our only employee director, does not receive any compensation for his service as a director.  We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

The Stock Purchase Plan provides non-employee directors with a convenient method of acquiring shares of our common stock.  The Stock Purchase Plan allows non-employee directors to elect to receive fully-vested stock and restricted stock in lieu of some or all of their cash fees.  The foregone fees are converted into shares of fully-vested and restricted stock on the day the applicable cash fees otherwise would have been paid.  The restricted stock vests in equal amounts on the first day of the second, third and fourth calendar quarters following receipt of the stock, provided the non-employee director is then serving as a member of the Board of Directors.

The Deferred Compensation Plan allows non-employee directors to defer all or part of their cash fees into stock units.  A stock unit account is set up for each participating non-employee director.  The stock unit account is credited with a number of stock units equal to the cash fees deferred by the non-employee director divided by the closing price of our common stock on the day next preceding the date on which the deferred fees would have been paid.  The stock units vest as follows:  25% vest on the date credited to the stock unit account and 25% vest on each of the April 1, July 1 and October 1 immediately following the date credited to the stock unit account, provided the non-employee director is then serving as a member of our Board of Directors.  Each stock unit account is credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that stock unit account.  The stock units held in a non-employee director’s stock unit account are distributed in the form of whole shares of common stock, with cash paid for fractional stock units, in the January following the year in which his service as a director ceases or in January of a particular year, as specified by the non-employee director in his or her deferred fee election form.

The annual cash retainers for non-employee directors who elect to participate in either the Stock Purchase Plan or the Deferred Compensation Plan or both are payable on the first business day of January of each year for the calendar year then beginning, in each case to the extent such election or elections apply.

The following table sets forth summary information concerning the compensation of our non-employee directors for the year ended December 31, 2012:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Hugh J. Morgan, Jr.	66,000	(3)	30,000	—		96,000
Ronald N. Spaulding	60,000		30,000	—		90,000
Roger F. Stebbing	66,000		30,000	6,000	(4)	102,000
John P. Stupp, Jr.	72,000	(5)	30,000	544	(6)	102,544

(1)
Each non-employee director receives an annual cash retainer of $60,000 for his service as a director.  In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid an annual cash retainer of $6,000 and the Chairman of the Audit Committee is paid an annual cash retainer of $12,000.

(2)
Amounts shown reflect the aggregate fair value of the awards on the date they were granted, computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codified Topic 718, or ASC 718.  The amount shown for each director includes $121.52 paid in cash in lieu of fractional shares.

(3)
Mr. Morgan elected to receive 20% of his cash fees for 2012 in shares of our common stock, pursuant to the Stock Purchase Plan described above.  As a result, Mr. Morgan was issued 54 shares, valued at $240.23 per share, the closing market price of the Company’s common stock on December 31, 2011, the last trading date prior to the date of issuance, and was paid $227.58 in cash in lieu of fractional shares.

(4)
Amount shown represents consulting fees paid to Mr. Stebbing for engineering services provided during 2012.  In addition, we reimbursed Mr. Stebbing $939.81 for travel expenses incurred in connection with the provision of those services.

(5)
Mr. Stupp elected to defer $18,000 of his cash fees for 2012 into stock units, pursuant to the Deferred Compensation Plan described above.  As a result, Mr. Stupp’s stock unit account was credited with 74.93 stock units, which amount was based on $240.23 per share, the closing market price of our common stock on December 31, 2011, the last trading date prior to the date of issuance.  As of December 31, 2012, Mr. Stupp had an aggregate of 348.74 stock units in his stock unit account.

(6)
Amount shown represents the value of stock units credited to Mr. Stupp’s stock unit account in 2012 on account of dividends paid on our common stock during the prior calendar year, in accordance with the terms of the Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary.  Atrion Corporation develops and manufactures products primarily for medical applications, and we operate in a very competitive industry.  Our executive compensation program is intended to attract, retain and motivate executives who lead our business and to align their interests with the long-term interests of our stockholders.  The principal elements of our compensation program are base salaries, annual cash bonuses and incentive awards and long-term incentives in the form of equity awards.  We believe that our compensation program provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions.  Our compensation program is designed to reward our executive officers for high level corporate performance as reflected by our operating income and earnings per share. Elements of the program are also intended to reward key personnel based on the performance of our operating units and to reward them for individual responsibilities, experience, performance and capacity to influence our results.  We provide limited perquisites for our executive officers and only the Chairman of our Board of Directors has an employment agreement.  We have stock ownership guidelines to ensure that our present and future executive officers, as well as certain other designated officers of the Company or our subsidiaries, acquire and maintain a meaningful equity stake in the Company.

Roles of the Compensation Committee, Management and Outside Consultants.  Our Compensation Committee establishes the overall compensation program for our executive officers and makes recommendations for their base salaries, salary increases, and any discretionary bonuses. In addition, the Compensation Committee administers our equity incentive program. To assist in the process of administering our compensation program for our executive officers, our Compensation Committee reviews tally sheets identifying the annual compensation for each of our executive officers in previous years, including base salaries, cash bonuses, long-term incentive awards, benefits and perquisites.  Each executive officer’s tally sheet also shows the amount payable to that executive officer upon termination of employment under various circumstances and reflects the executive officer’s equity ownership, including stock owned free of restrictions, restricted stock and stock options.  From time to time, directors who are not members of the Compensation Committee attend meetings of the Compensation Committee, including Mr. Emile Battat who attends some meetings or parts of meetings. The Compensation Committee does not delegate the authority to make equity awards. Our executive officers are responsible for the salaries, salary increases, and cash bonuses of key personnel in our operating units who are not executive officers, and they administer separate incentive plans for those units, subject to review by our Compensation Committee with respect to bonuses for one of our executive officers, David A. Battat, our President and Chief Executive Officer, who also serves as the President of Halkey-Roberts, one of our operating units, and participates in the Halkey-Roberts Plan. In considering the base salary for Mr. David Battat, the Compensation Committee takes into account the recommendation of Mr. Emile Battat, and in considering the base salary for Jeffery Strickland, our Vice President and Chief Financial Officer, Secretary and Treasurer, the Compensation Committee takes into account the recommendations of Messrs. Emile and David Battat.  Mr. Emile Battat also assisted in the development of an annual cash incentive plan for our Chief Financial Officer that was first effective in 2007 and is modeled after the bonus plan applicable to Mr. Emile Battat. Additionally, Mr. Emile Battat recommended that Mr. David Battat continue participating in the Halkey-Roberts Plan through 2012.  Mr. Emile Battat is the only executive officer with an employment agreement, which is described below.

At various times since 2006, at the request of the Compensation Committee we have engaged Mercer to provide information regarding compensation of executive officers.  In 2006, Mercer reviewed the compensation of chief executive officers and chief financial officers in companies with annual revenues of less than $250 million and annual median revenues ranging from $75 million to $125 million. A review of the compensation of chief operating officers for companies in those categories was provided by Mercer in early 2008, and in 2011 Mercer provided us with market compensation data relative to the compensation of chief executive officers, chief operating officers and chief financial officers in companies with annual revenues of approximately $110 million.  These surveys provided us with information regarding base salary, target bonus, target total annual compensation, long-term incentives, and total direct compensation. This information has been used by our Compensation Committee to obtain a more thorough understanding of compensation practices in companies in those categories so as to assist our Compensation Committee in formulating its recommendations to our Board of Directors regarding the compensation structure and levels of our executive officers.  In the latter part of 2011 Mercer was engaged to provide, and in early 2012 provided, additional information to the Compensation Committee respecting market trends in executive compensation during 2011, including base salaries, annual incentives, long-term incentives and perquisites.  The Mercer report also included survey information regarding president and chief executive officer compensation for companies with annual revenues of approximately $120 million.  This information was used by our Compensation Committee in recommending the base salaries for our executive officers for 2012.  For the report provided in early 2012, Mercer was paid a fee of $13,207.  In addition to the information provided by Mercer, the Compensation Committee reviews other compensation surveys that include a broad range of companies.

Elements of Our Compensation Program. Our compensation program’s main elements are base salaries, annual cash bonuses and incentive awards and long-term incentives in the form of equity awards. Additional elements are our health insurance plan, retirement benefits under our Section 401(k) Savings Plan, or 401(k) Plan, and limited perquisites. We utilize these elements because we believe they are necessary or helpful in achieving the objectives of our compensation program. For example, base salaries are designed to attract and retain executive officers and key personnel and are intended to be at a competitive level. Annual cash bonuses and incentive awards and equity awards are intended to reward executive officers and key personnel and provide incentives for superior results by us or one of our operating units and for individual responsibility and performance. Equity awards also are intended to align the interests of our executive officers and key personnel with the interests of our stockholders. The combination of these elements is designed to compensate employees fairly for the services they provide on a regular basis.

We believe that base salary is the most crucial element of our program in terms of attracting and retaining executive officers and other key employees. Annual cash bonuses for our executive officers and other key personnel, which provide them with the opportunity to receive cash compensation in addition to their base salaries, are intended to reward them for the performance of the Company as a whole or of our operating units and for individual performance as well. We consider long-term incentives in the form of equity awards as very important in aligning the interests of our executive officers and key personnel with the interests of our stockholders. We do not have a specific policy of awarding options as opposed to restricted stock or restricted stock units. For many years, our equity awards were primarily in the form of stock options because of the incentive they provide to employees in that they have to be in the money for the employees to realize any benefit from the awards.  However, in the past several years we have shifted the focus of our equity awards to restricted stock and restricted stock units, principally due to the change in accounting treatment for options. We believe that our health insurance benefits, along with certain other benefits, are necessary components of our compensation program insofar as attracting and retaining employees.

We believe that our executive compensation program should be internally consistent and equitable. In 2012, Mr. Emile Battat’s base salary, which is fixed by his employment agreement, was approximately 1.3 times the base salary of Mr. David Battat and approximately 2.4 times the base salary of Mr. Strickland. The spread between Mr. Emile Battat’s base salary and that of Mr. David Battat has narrowed as Mr. David Battat has assumed greater responsibility as Chief Executive Officer of the Company, a position he was elected to on May 26, 2011.  In 2012, Mr. David Battat’s base salary was approximately 1.8 times the base salary of Mr. Strickland, an increase in the multiple of 1.4 that applied in 2011.  We consider the increase in this spread to be appropriate in view of Mr. David Battat’s increased responsibilities as Chief Executive Officer of the Company.  Overall, we believe that these differences in base salaries in 2012 were appropriate based on the responsibilities and experience of our executive officers. As discussed below, both Mr. Emile Battat and Mr. Strickland are entitled to annual cash bonuses equal to certain percentages of increases in our operating income. The percentage of the increase in operating income that is to be awarded to Mr. Emile Battat is set forth in our employment agreement with him and was determined based on our Compensation Committee’s discussions with him. In determining what percentage of our operating income increase would be awarded to Mr. Strickland under the incentive compensation plan for our Chief Financial Officer, the Compensation Committee took into account the responsibilities and experience of Messrs. Emile Battat and Strickland, as well as their capacities to influence our results, and concluded that it would be appropriate for the maximum bonus that could be paid to Mr. Strickland under the formula applicable to him to be approximately 25% of the maximum bonus that could be paid to Mr. Emile Battat under the formula applicable to him. For 2012, Mr. David Battat’s cash bonus was based on the performance of Halkey-Roberts, which he serves as President and for which he continues to be responsible for day-to-day operations.  In addition to the formula-based cash bonuses to which our executive officers may be entitled, they also may receive discretionary cash bonuses if recommended by our Compensation Committee and approved by our Board of Directors.

We endeavor to structure our compensation program so that our base salaries and annual cash bonus opportunities are adequate to attract and retain key personnel and we have sufficient long-term equity compensation to motivate our executive officers and other key personnel to focus on our performance over the longer term.  We believe that our compensation program is designed in a manner so as not to encourage excessive risk taking.  Our executive officers’ base salaries are fixed amounts and therefore do not encourage risk taking.  Our annual and long-term incentive compensation arrangements for our executive officers are tied to our performance on an annual basis and over the longer term.  We believe that those incentive programs, taken together with base salaries, are balanced and do not promote excessive risk taking.  Our Compensation Committee considers the following corporate factors in establishing our compensation program and making compensation decisions:

●	our earnings per share;
●	our operating income;
●	total stockholder return;
●	safety; and
●	efficiency of our operations.

At our annual meeting of stockholders in 2012, our stockholders overwhelmingly approved, on an advisory basis, our executive compensation, with approximately 96% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve the compensation of our executive officers.  The Compensation Committee has considered those results in deciding to retain our general approach to executive compensation.

Base Salaries

In structuring the compensation program, we start with the annual base salary and build on that element. Salaries are based on the executive officer’s performance, responsibilities, experience, capacity to influence our results, competitive conditions and length of service with us. When determining the base salaries for our executive officers, our Compensation Committee reviews the total annual compensation for those executive officers for previous years, including base salary, cash bonuses, long-term incentive awards, benefits and perquisites. To facilitate this review, our Compensation Committee uses tally sheets identifying each of these elements.  Our executive officers’ base salaries are not contingent on our corporate performance.

During 2012, Mr. Emile Battat’s annual base salary was $600,000 as fixed in his employment agreement.

Mr. David Battat was elected as our President and Chief Operating Officer in 2007.  On May 26, 2011, he was re-elected as our President and was elected Chief Executive Officer of the Company.  As his responsibilities have expanded and Halkey-Roberts has grown, Mr. David Battat’s annual base salary has been increased and was fixed at $450,000 for 2012.  Our Compensation Committee believes that these increases have been appropriate in light of Mr. David Battat’s increased responsibilities at the Company level as well as the significant contribution that Halkey-Roberts has been making to the Company’s overall results.

Mr. Strickland’s annual base salary was fixed at $250,000 for 2012.  Our Compensation Committee believes that this was the appropriate level for 2012 in light of the continuing growth of the Company, Mr. Strickland’s individual performance and his length of service with the Company.

Annual Incentive Compensation

Our employment agreement with Mr. Emile Battat and our incentive compensation plan for our Chief Financial Officer each provide for annual cash bonuses or incentive awards based on increases in our operating income, although at different levels. As provided in the employment agreement and that plan, our Compensation Committee has the authority to exercise its discretion to adjust any increase in our operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures or similar corporate transactions.  No cash bonus or incentive award based on increases in our operating income was made to either Mr. Emile Battat or Mr. Strickland for 2012 because our 2012 operating income was lower than our 2011 operating income.

In addition to serving as our President and Chief Executive Officer, Mr. David Battat serves as President of Halkey-Roberts and devotes a substantial portion of his time to the operations of that unit.  For the past several years, including 2012, Mr. David Battat’s annual incentive compensation has been determined pursuant to the Halkey-Roberts Plan.  However, the Compensation Committee has determined that for 2013 and subsequent years a new incentive compensation plan reflecting Mr. David Battat’s broad responsibilities over all aspects of our operations should be developed and implemented, and we anticipate that a new plan will be adopted during the first half of 2013.

The Halkey-Roberts Plan provides for a pool each year equal to a portion of the Halkey-Roberts’ operating profits. The pool is used to pay certain bonuses to that unit’s manufacturing and assembly employees, other discretionary bonuses to employees not designated as key employees and certain other expenses. The balance of the pool, if any, is distributed to key employees, with 75% of a participant’s bonus to be paid prior to March 15 of the year immediately following the year for which the pool is established and 25% to be paid by March 15 of the following year if the participant is still employed. The plan is administered by our executive officers, subject to review and adjustments by our Compensation Committee with respect to bonuses for Mr. David Battat, the Company’s only executive officer who participates in that plan.  For 2012, Mr. David Battat was awarded a $750,000 bonus under the Halkey-Roberts Plan, 75% of which was paid prior to March 15, 2013 and the remaining 25% of which is to be paid by March 15, 2014 provided he is then employed by Halkey-Roberts or an affiliate.

Our Compensation Committee has the authority to recommend discretionary cash bonuses based on the performance of the Company, one or more Company units or individual performance.  We believe that this discretionary authority is useful because there may be circumstances that would support awards being made in addition to those under, or in the absence of attainment of the performance goals in, the plans and arrangements discussed above. Based on our performance and Mr. Strickland’s individual performance, our Compensation Committee recommended, and our Board of Directors approved, a discretionary cash bonus of $100,000 to Mr. Strickland for 2012.

Long-Term Incentive Awards

Long-term equity-based compensation is an integral part of our total compensation package. It is intended to align the interests of our executive officers and key personnel with the interests of our stockholders in focusing on long-term growth and stock performance. We review the costs and benefits to us from the various forms of long-term compensation, recognizing that stock options will have little or no value if we do not have increased profitability and that restricted stock and restricted stock units may continue to have value, though possibly reduced, if our profitability declines.

Our policy is that if we are going to make equity awards, other than in connection with new hires or unusual circumstances, those awards will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meetings, which usually are held each May.  Having made equity awards to Mr. Emile Battat in 2011, on May 18, 2012 our Compensation Committee awarded Mr. David Battat an option to purchase 25,000 shares of our common stock and 7,500 shares of restricted stock, each vesting 20% per year beginning on May 18, 2013 and awarded Mr. Strickland 1,096.11 restricted stock units that vest five years after the date of the award.

Benefits and Perquisites

As a part of our total compensation package, we provide various benefits to our executive officers, including health insurance and life and disability insurance.  We also maintain a 401(k) Plan for all of our employees, including our executive officers. Under our 401(k) Plan, we make matching contributions of up to 3.5% of a participant’s eligible compensation. Our executive officers are fully vested in our matching contributions.  Perquisites are not a significant component of compensation for our executive officers.

Termination and Change in Control Arrangements

We have agreements or plans under which Messrs. Emile Battat, David Battat and Strickland are entitled to payments and benefits upon termination of employment under certain circumstances. The terms of Mr. Emile

Battat’s arrangement are included in his employment agreement and were determined on the basis of recommendations by our Compensation Committee after discussions with him. The terms of Mr. David Battat’s arrangement were recommended by our Compensation Committee after consideration of his responsibilities and experience. The terms of Mr. Strickland’s severance plan were recommended by our Compensation Committee after consideration of Mr. Strickland’s total compensation package and length of service with the Company. We have structured our arrangements with our executives so that a change in control alone does not trigger any payments and, with respect to their equity awards, results only in acceleration of vesting. We believe acceleration of vesting provides our executive officers a reasonable measure of protection in the event of a change in control.  For a more detailed discussion of the terms of these arrangements, see “Potential Termination and Change in Control Payments” at page 17 of this proxy statement.

Stock Ownership Guidelines for Officers

Our stock ownership guidelines, which were adopted by our Board of Directors in 2010, are designed to ensure that our executive officers, and designated officers of our subsidiaries, acquire and maintain a meaningful equity stake in the Company and to align their interests more closely with those of our stockholders.  The guidelines provide that within four years of becoming subject to the guidelines our Chief Executive Officer will own 16,000 shares of our common stock, our Chief Operating Officer will own 8,000 shares of our common stock and our Chief Financial Officer will own 6,000 shares of our common stock.  Other officers of the Company or our subsidiaries who are designated by our Board of Directors are required to own at least 2,000 shares of our common stock by the later of five years from being designated and five years after adoption of the guidelines.  Shares of our stock that count toward those guidelines are shares owned outright, shares held as restricted stock, shares underlying stock units and shares held in certain trusts.

Other

The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Emile Battat, whose base salary is fixed by his employment agreement, and discretionary bonuses can be awarded based on the individual performance of the executives as well as the performance of the Company or its units. Additionally, we can make equity awards to reward individual performance. We have not had to adjust or restate performance measures upon which awards have been made and, accordingly, have not made any decisions nor adopted any policy with respect to adjusting or reducing awards as a result of any such adjustment or restatement. However, we would expect to reduce or adjust awards if such events were to occur. We recognize that there may be circumstances where the individual responsibilities and performance of our executive officers or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reducing compensation levels where permitted. In addition, we recognize that it may be necessary to increase materially compensation to retain personnel who may have attractive offers from other companies. However, this has not been a practice that we have engaged in regularly, though we have taken this action on occasion in the past.

In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, as well as the number of shares of our common stock owned by our executive officers, the number of unexercised options held, the restricted stock or restricted stock units held, and the potential benefits they may realize upon the sale of the stock underlying these awards.

We also have a policy that discourages hedging the risk of ownership of our securities.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Members of the Compensation Committee

Hugh J. Morgan, Jr. (Chairman)                                                                Ronald N. Spaulding                                                      John P. Stupp, Jr.

The following table sets forth summary information concerning the compensation of our three executive officers during the periods indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non- Equity Incentive Plan Compen- sation ($)(3)		All Other Compen-sation ($)		Total ($)

Emile A Battat (4)	2012	600,000	—	—		—		—		82,589	(5)	682,589
Chairman of the	2011	500,000	—	1,360,800	(6)	1,016,012	(6)	533,324		20,773		3,430,909
Board and former	2010	500,000	—	—		—		417,128		34,933		952,061
Chief Executive
Officer

David A. Battat (7)	2012	450,000	—	1,710,600		1,009,441		750,000	(8)	97,060	(9)	4,017,101
President and Chief	2011	328,750	—	—		—		750,000		11,381		1,090,131
Executive Officer	2010	275,000	—	—		—		500,000		36,526		811,526

Jeffery Strickland	2012	250,000	100,000	250,000		—		—		12,095	(10)	612,095
Vice President and	2011	235,000	—	—		—		117,500		11,721		364,221
Chief Financial	2010	225,000	—	30,046		—		104,282		11,960		371,288
Officer, Secretary
and Treasurer

(1)
The amounts presented in this column represent the full aggregate grant date fair value of stock awards made during the year computed in accordance with ASC 718.  The assumptions used in the valuations may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
The amounts presented in this column represent the full aggregate grant date fair value of option awards made during the year computed in accordance with ASC 718.  The grant date fair value was determined using a Black-Scholes valuation applied to the number of shares granted under an option.  The assumptions used in the Black-Scholes valuations and the resulting values per share may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
These awards were made to Mr. Emile Battat under his employment agreement with us, to Mr. David Battat under the Halkey-Roberts Plan, and to Mr. Strickland under the incentive compensation plan for our Chief Financial Officer.  Under the Halkey-Roberts Plan, 75% of the award for a year is to be paid prior to March 15 of the succeeding year and the remaining 25% is to be paid by March 15 of the following year provided the person who is to receive such payment is then employed by Halkey-Roberts or an affiliate.

(4)	Mr. Emile Battat ceased serving as our Chief Executive Officer on May 26, 2011.
(5)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $8,750; (ii) dividends on restricted stock of $73,335; and (iii) payment of life insurance premiums of $504.

(6)
These awards were made in connection with the five-year extension of Mr. Emile Battat’s employment agreement and were intended by the Compensation Committee as one-time awards to cover the five-year extended term of his employment agreement that commenced on January 1, 2012.  The amounts shown represent the full amounts of the compensation expense associated with the awards and are being recognized by the Company over the five year vesting period of the awards that ends in 2016.

(7)	Mr. David Battat began serving as our Chief Executive Officer, and ceased serving as our Chief Operating Officer, on May 26, 2011.
(8)
This amount was awarded to Mr. David Battat for 2012 pursuant to the Halkey-Roberts Plan, and, in accordance therewith, he received 75% of that amount prior to March 15, 2013 and the remaining 25% is to be paid by March 15, 2014 provided he is then employed by Halkey-Roberts or an affiliate.

(9)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $8,750; (ii) dividends on restricted stock of $87,565; and (iii) payment of life insurance premiums of $745.

(10)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $8,750, (ii) dividends on restricted stock of $49; and (iii) payment of life insurance premiums of $3,296.

The following table sets forth summary information concerning the grants of plan-based awards to our executive officers during the year ended December 31, 2012.

Grants of Plan-Based Awards

										All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)

Name	Grant Type	Grant Date	Threshold ($)		Target ($)		Maximum ($)
Emile A Battat	—	—	—		—		—		—	—	—	—

David A. Battat	Restricted Stock	5/18/12	—		—		—		7,500	—	—	1,710,600	(1)
	Options	5/18/12	—		—		—		—	25,000	228.08	1,009,441	(2)

	Incentive Compensation(3)	N/A	0	(4)	750,000	(4)(5)	—	(4)	—	—	—	—

Jeffery Strickland	Restricted Stock Units	5/18/12	—		—		—		1,096	—	—	250,000	(1)

(1)
Represents the full aggregate grant date fair value of the stock award computed in accordance with ASC 718.  The assumptions used in the valuation may be found in Note 8 to the financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Represents the aggregate grant date fair value of the option award computed in accordance with ASC 718.  The grant date fair value was determined using a Black-Scholes valuation applied to the number of shares granted under the option.  The assumptions used in the Black-Scholes valuation and the resulting value per share may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	See “Incentive Compensation” at page 16 of this proxy statement and “Certain Agreements, Plans and Transactions” at page 17 of this proxy statement.
(4)
Mr. David Battat’s incentive compensation for 2012 was awarded to him pursuant to the Halkey-Roberts Plan.  That plan does not provide for a threshold amount if performance targets are not met nor does it provide for a maximum bonus.

(5)
Represents the amount awarded to Mr. David Battat for 2012, 75% of which was paid prior to March 15, 2013 and the remaining 25% of which is to be paid by March 15, 2014 provided he is then employed by Halkey-Roberts or an affiliate.

Base Salaries

Mr. Emile Battat’s base salary is fixed by his employment agreement.  Base salaries for Mr. Strickland and Mr. David Battat are reviewed annually, and adjustments are generally made on the basis of our performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies, cost-of-living information and the individual performance of the respective executive officer.  The Compensation Committee has not assigned relative weights or values to any of such criteria.  With respect to our financial performance, the Compensation Committee generally takes into consideration our operating income, earnings per share and total stockholder return.

Incentive Compensation

The Company and its subsidiaries have implemented cash incentive plans covering certain key employees.  Mr. Emile Battat is eligible for cash incentive awards under the terms of his employment agreement, and Mr. Strickland may receive cash incentive awards under the terms of the incentive compensation plan for our Chief Financial Officer.  Through 2012, Mr. David Battat participated in the Halkey-Roberts Plan and was eligible to receive cash incentive awards under that plan.  These arrangements are described in more detail in “Certain Agreements, Plans and Transactions” at page 17 of this proxy statement.  These arrangements have been designed to foster a corporate culture focused on bottom line results by providing key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources.  In addition, our executive officers may receive discretionary bonuses if recommended by our Compensation Committee and approved by our Board of Directors.

The following table sets forth summary information concerning our executive officer’s outstanding equity awards as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Emile A Battat	5,000	20,000	(2)	181.44	5/26/18	6,000	(2)	1,176,000

David A. Battat	—	25,000	(3)	228.08	5/18/19	7,500	(3)	1,470,000

Jeffery Strickland	—	—		—	—	1,096	(4)	214,816

(1)	Based on the closing price of $196.00 per share of the common stock of the Company on December 31, 2012.
(2)	These awards vest 25% per year beginning on May 26, 2013.
(3)	These awards vest 20% per year beginning on May 18, 2013.
(4)	This award vests on May 18, 2017.

The following table sets forth summary information concerning the vesting of stock during the year ended December 31, 2012 for our executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Emile A Battat	—	—	1,500	306,180

David A. Battat	14,208	1,799,898	1,000	230,245

Jeffery Strickland	—	—	100	23,024

(1)	Based on the average of the high and low trading prices of the Company’s common stock on the vesting dates.

Certain Agreements, Plans and Transactions

We have an employment agreement with Mr. Emile Battat that provides that he will serve as a senior executive officer of the Company and, subject to his election as a director by the stockholders, will serve as Chairman of the Board if so elected by our Board of Directors.  Mr. Emile Battat’s employment agreement fixes his base salary for each calendar year during the term at $600,000.  In addition, Mr. Emile Battat is entitled to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in the discretion of the Compensation Committee.  Our employment agreement with Mr. Emile Battat also provides for certain payments to be made and benefits provided to him upon termination of employment, as discussed in “Potential Termination and Change in Control Payments” below. The term of our employment agreement with Mr. Emile Battat expires on December 31, 2016 and automatically renews for additional one-year terms unless either we or Mr. Emile Battat notifies the other of termination at least 30 days prior to the expiration of the then-current term.

In 2012, and in prior years, Mr. David Battat participated in the Halkey-Roberts Plan.  The Halkey-Roberts Plan provides for a bonus pool equal to 15% of the excess of Halkey-Robert’s operating profit, reduced by a percentage of the amount of our corporate overhead that is allocated to Halkey-Roberts each calendar year, over that amount required for Halkey-Roberts to realize a 15% return on the average of total net assets excluding cash but including working capital used in the operations of Halkey-Roberts for such calendar year.  The Halkey-Roberts Plan provides that each participant will receive 75% of his or her bonus prior to March 15 of the year following the year to which the bonus is attributable, and 25% by the next succeeding March 15 provided the participant is then employed by Halkey-Roberts or an affiliate.  Mr. David Battat was awarded a bonus under the Halkey-Roberts Plan of $750,000 for 2012, $562,500 of which was paid prior to March 15, 2013 and $187,500 of which will be paid by March 15, 2014 if Mr. David Battat is then employed by Halkey-Roberts or an affiliate.  We have a change in control agreement with Mr. David Battat that provides that he will be entitled to certain payments and benefits in the event his employment is terminated in connection with a change in control of the Company, as discussed in “Potential Termination and Change in Control Payments” below.

We have an incentive compensation plan for our Chief Financial Officer.  Under that plan, Mr. Strickland is to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in the discretion of the Compensation Committee.  The bonus may not exceed 50% of Mr. Strickland’s base salary for such calendar year.  Mr. Strickland was not awarded a bonus for 2012 pursuant to that plan because our 2012 operating income was lower than our 2011 operating income.  The Company has a severance plan pursuant to which Mr. Strickland will be entitled to certain payments if his employment is terminated under certain circumstances in connection with a change in control of the Company, as discussed in “Potential Termination and Change in Control Payments” below.

Potential Termination and Change in Control Payments

Termination for Just Cause or Without Good Reason

If Mr. Emile Battat’s employment is terminated by us for “just cause” or by Mr. Emile Battat without “good reason” (as those terms are defined in Mr. Emile Battat’s employment agreement), he is to receive his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date.  He will also be entitled to receive his accrued vacation pay, unreimbursed business expenses and vested amounts under the 401(k) Plan.

If Mr. David Battat’s employment or Mr. Strickland’s employment is terminated for cause, the terminated executive officer will receive his base salary up to the termination date, accrued vacation pay, unreimbursed business expenses and vested amounts under the 401(k) Plan.

Termination Without Just Cause or With Good Reason or Due to Death or Disability

If Mr. Emile Battat’s employment is terminated by us without just cause, by Mr. Emile Battat with good reason or due to his death or disability, he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause plus an amount equal to the sum of one year’s base salary and the average annual bonus received by him in the three years prior to the year in which the termination occurs.  In addition, we will continue to provide group health plan benefits for him, his spouse and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s or Mr. Strickland’s employment is terminated by us without “just cause,” by either of them with “good reason” (as those terms are defined in Mr. David Battat’s change in control agreement and Mr. Strickland’s severance plan) or due to death or disability, and such termination is not in connection with a change in control of the Company, the terminated executive officer will receive the same payments and other benefits he would have received had the termination been with just cause.

Termination Without Just Cause or With Good Reason in Connection with Change in Control

If Mr. Emile Battat’s employment is terminated by us without just cause or by Mr. Emile Battat for good reason in contemplation of or within two years following a “change in control” (as that term is defined in Mr. Emile Battat’s employment agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus an amount equal to two times the sum of one year’s base salary and the average annual bonus received by him for the three years prior to the year in which the termination occurs.  In addition, we will continue to provide group health plan benefits for him, his spouse and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s employment is terminated by us or Halkey-Roberts without just cause or by Mr. David Battat for good reason in contemplation of or within two years following a “change in control” (as defined in Mr. David Battat’s change in control agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date, and an amount equal to two times the sum of one year’s base salary and the average annual bonus to which he was entitled for the three years prior to the year in which the termination occurs.  In addition, Mr. David Battat’s unvested equity awards will vest, and he will be entitled to one year’s health benefits.

If there is a change in control of the Company and Mr. Strickland’s employment is terminated by us without cause or by Mr. Strickland with good reason prior to Mr. Strickland’s death, attainment of age 65 or the expiration of two years following the change in control, Mr. Strickland will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus severance pay in an amount equal to his annual base salary for the 12 months preceding termination of employment.  In addition, Mr. Strickland will be entitled to receive any bonus due under the incentive compensation plan for our Chief Financial Officer and his unvested equity awards will vest.

Change in Control without Termination of Employment

If there is a change in control but no termination of employment, the unvested options and restricted stock held by Messrs. Emile Battat, David Battat and Strickland will vest under the terms of the 2006 Equity Plan.

The following table sets forth the payments and benefits that each executive officer would have received had his employment been terminated or had a change in control occurred, on December 31, 2012:

Name	Type of Payment or Benefit	Termination for Just Cause or Without Good Reason ($)	Termination Without Just Cause, For Good Reason, or upon Death or Disability ($)	Termination Without Just Cause or For Good Reason in Connection with a Change in Control ($)	Change in Control ($)

Emile A Battat	Severance Payment(1)	9,584	1,004,899	2,000,214	—
	Equity Awards(2)	—	1,467,200	1,467,200	1,467,200
	Retirement Benefits(3)	75,111	75,111	75,111	—
	Health Benefits	—	16,846	16,846	—
	Total	84,695	2,564,056	3,559,371	1,467,200

David A. Battat	Severance Payment(4)	8,654	8,654	1,991,988	—
	Equity Awards(2)	—	—	1,470,000	1,470,000
	Retirement Benefits(3)	50,789	50,789	50,789	—
	Health Benefits	—	—	7,912	—
	Total	59,443	59,443	3,520,689	1,470,000

Jeffery Strickland	Severance Payment(5)	4,808	4,808	254,808	—
	Equity Awards(2)	—	—	214,816	214,816
	Retirement Benefits(3)	275,171	275,171	275,171	—
	Health Benefits	—	—	—	—
	Total	279,979	279,979	744,795	214,816

(1)	Includes unreimbursed business expenses in the amount of $9,584.
(2)	Represents the market price as of December 31, 2012 of equity awards vesting on termination of employment or change in control less, in the case of options, the exercise price of those options.
(3)	These retirement benefits are the market value of the vested amount contributed by the Company to the named executive officer’s account under the 401(k) Plan.
(4)	Includes accrued vacation pay in the amount of $8,654.
(5)	Includes accrued vacation pay in the amount of $4,808.

Compensation Committee Interlocks and Insider Participation

During 2012, Messrs. Morgan, Spaulding and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2012, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

Related Party Transactions

Our Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or disapprove, in its sole discretion, in advance, any proposed related-party transaction, within the meaning of Nasdaq listing standards and rules and regulations promulgated by the SEC.  Under the Audit Committee’s written policies, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or disapproval.  The Audit Committee will approve such a transaction only if it determines that the transaction is in our best interest.

In considering a related party transaction, the Audit Committee will consider all relevant factors, including as applicable (i) our business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to us.

The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction.  Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee.  If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

During 2012, we were not a party to any transactions involving amounts in excess of $120,000 in which any related person had a direct or indirect interest.

Item No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has appointed the firm of Grant Thornton LLP as independent accountants to audit our financial statements for the year 2013.  Although ratification by stockholders of the selection of Grant Thornton LLP is not required by law, the selection of Grant Thornton LLP is being submitted to our stockholders for ratification because we believe it is a good corporate practice.  If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.  A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT OUR FINANCIAL STATEMENTS FOR THE YEAR 2013.

Audit and Related Fees

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $314,923 for the year ended December 31, 2012 and $297,865 for the year ended December 31, 2011.

Audit-Related Fees

There were no fees billed by Grant Thornton LLP for the year ended December 31, 2012 or for the year ended December 31, 2011 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax services were $34,636 for the year ended December 31, 2012 and $55,196 for the year ended December 31, 2011.  These fees relate to federal and state tax compliance and tax advice in each such year.

All Other Fees

There were no fees billed by Grant Thornton LLP for services rendered for the year ended December 31, 2012 or for the year ended December 31, 2011 other than those set forth above.

The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.

The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the auditor’s independence.  In accordance with those policies and procedures, we are not to engage the independent auditors to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  In the fourth quarter of each year, the Audit Committee is to review the services expected to be performed by the independent auditor. The Audit Committee will pre-approve fee levels for the up-coming fiscal year for each of the following categories: audit, audit-related and tax compliance/planning services (individual projects less than $10,000).  Tax compliance/planning projects exceeding $10,000 and all other services not pre-approved in the categories above will require specific pre-approval from the Audit Committee on an individual project basis.  Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below. The Audit Committee will not delegate to our management its responsibilities to pre-approve services performed by the independent auditor.  However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year.  The Chairman has the authority to review and approve permissible services up to $10,000 per service, provided that the aggregate amount of such services does not exceed $25,000 in any calendar year.  The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.  During the year ended December 31, 2012, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2012.  The Audit Committee has discussed with Grant Thornton LLP, our auditors, the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Members of the Audit Committee

John P. Stupp, Jr. (Chairman)                                                      Hugh J. Morgan, Jr.                                           Ronald N. Spaulding

Item No. 3

ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), our stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s executive officers.  Pursuant to such provisions, we are requesting our stockholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative discussion presented under “Executive Compensation” beginning at page 9 of this proxy statement.  Our Board of Directors has determined to hold an advisory vote on the compensation of our executive officers annually until the next required vote on the frequency of stockholder voting on the compensation of the Company’s executive officers or the Board of Directors otherwise determines that a different frequency for such advisory voting is in the best interests of our stockholders.  Accordingly, unless the Board of Directors determines otherwise, the next advisory vote on the compensation of our executive officers following the 2013 annual meeting will occur at the annual meeting of stockholders to be held in 2014.

Our executive compensation program has been designed to attract, retain and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both short- and long-term goals without encouraging inappropriate risks to achieve performance. We were pleased to receive a favorable vote for our compensation practices at our 2012 annual meeting, with approximately 96% of the shares present, in person or by proxy, at the meeting and entitled to vote thereon being voted to approve, on an advisory basis, the compensation of our executive officers.

As an advisory vote, this proposal is not binding on the Company.  However, our Compensation Committee and our Board of Directors value the opinions of our stockholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.

Accordingly, we will present the following resolution for vote at our 2013 annual meeting of stockholders:

“RESOLVED, that the stockholders of Atrion Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for its 2013 annual meeting of stockholders, as described in the Compensation Discussion and Analysis and disclosed in said Summary Compensation Table and related compensation tables and narrative discussion set forth in said proxy statement.”

The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE OFFICER COMPENSATION AS PRESENTED IN THIS PROXY STATEMENT.

 SECURITIES OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 28, 2013 by (i) each of our directors, two of whom are also the Board of Directors’ nominees for election as directors at the annual meeting; (ii) our executive officers who are named in the Summary Compensation Table herein; (iii) all of our directors and executive officers as a group, and (iv) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (1)

Emile A Battat (2)	163,907	(3)	8.09%
David A. Battat	87,624	(3)(4)	4.34%
Hugh J. Morgan, Jr.	20,253		1.00%
Ronald N. Spaulding	1,913		*
Roger F. Stebbing	6,296		*
John P. Stupp, Jr.	140,206	(5)	6.96%
Jeffery Strickland	9,149	(6)	*
Royce & Associates, LLC(7)	225,574		11.19%
T. Rowe Price Associates, Inc.(8)	198,930		9.87%
All directors and executive officers as a group (7 persons) (9)	429,348		21.14%

*           Less than 1% of class.
(1)
Based on 2,015,677 shares of common stock outstanding on March 28, 2013, plus shares that can be acquired through the exercise of options within 60 days thereafter by the specified individual or group.  Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)
The business address for Mr. Emile Battat is One Allentown Parkway, Allen, Texas 75002-4206.  Mr. Emile Battat is the father of Mr. David Battat, who is our President and Chief Executive Officer and the President of Halkey-Roberts.

(3)
The shares listed include the following shares issuable upon the exercise of options exercisable on March 28, 2013 or within 60 days thereafter:  Mr. Emile Battat, 10,000 shares and Mr. David Battat, 5,000 shares. Messrs. Emile Battat and David Battat are parties to award agreements setting forth certain terms of options granted to them under the 2006 Equity Plan.

(4)	Includes 55,500 shares held in a family trust as to which shares Mr. David Battat has shared voting and investment power.
(5)
Includes 135,000 shares held by Stupp Bros., Inc. as to which Mr. Stupp shares voting power and investment power as a director and executive officer, and as a voting trustee of a voting trust which owns 100% of the voting stock, of Stupp Bros., Inc.  The 135,000 shares held by Stupp Bros., Inc. are pledged to that company’s lenders as security for its working capital line of credit.  The 135,000 shares held by Stupp Bros., Inc. represent 6.70% of our common stock outstanding as of March 28, 2013.  Mr. Stupp is the direct beneficial owner of 5,206 shares, all of which shares are pledged as collateral for a mortgage loan.  Does not include 22,330 shares held in a family trust, the co-trustees of which are Mr. Stupp’s wife and one of his children.  The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri  63125.

(6)
Includes 6,249 shares held in a family trust of which Mr. Strickland is a co-trustee and as to which Mr. Strickland has shared voting and investment power.  The shares listed do not include restricted stock units convertible into shares of common stock when the restrictions lapse.

(7)
The address of Royce & Associates, LLC (“Royce”) is 745 Fifth Avenue, New York, New York 10151.  This information is based upon a Schedule 13G/A dated January 4, 2013 filed with the SEC and furnished to the Company reporting that Royce has sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of 225,574 shares of common stock.

(8)
The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.  This information is based upon a Schedule 13G/A dated February 14, 2013 filed with the SEC and furnished to the Company by T. Rowe Price Associates, Inc., or Price Associates, and T. Rowe Price Small-Cap Value Fund, Inc., or Small-Cap Value Fund, reporting that Price Associates has sole power to vote or direct the vote of 22,930 shares of common stock and has sole power to dispose of or direct the disposition of 198,930 shares of common stock and that Small-Cap Value Fund has sole power to vote or direct the vote of 176,000 shares of common stock.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has expressly disclaimed beneficial ownership of all such shares.

(9)	See notes (1)-(6) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC and to provide copies of those reports to us.  We assist our directors and officers with completing and filing these reports.  Based upon a review of these filings and written representations from our directors and officers, we believe that all reports were filed timely in 2012.

STOCKHOLDER PROPOSALS

Stockholder Proposals in Our Proxy Statement

In order for proposals by stockholders to be considered for inclusion in our proxy material relating to the 2014 annual meeting of stockholders, such proposals must be received by us on or before December 12, 2013.

Stockholder Proposals and Director Nominations to be Presented at Stockholder Meetings

Our Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders or to nominate one or more persons for election to our Board of Directors at an annual meeting or special meeting called for the purpose of electing directors must give us written notice of such stockholder’s intent to bring that business before such meeting or nominate such person or persons for election to our Board of Directors at such meeting.  The notice must be received by the Secretary of the Company at our principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders.  In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting or in the case of a special meeting called for the purpose of electing directors, notice by the stockholder must be received by the Secretary not earlier than the close of business on the 150th day prior to the date of such meeting and not later than the close of business on the later of the 120th day prior to such meeting and the 10th day following the date on which public announcement of the date of the meeting is first made.  Such notice for the 2014 annual meeting must be delivered not earlier than December 24, 2013 and not later than January 23, 2014, provided the date of the 2014 annual meeting is not more than 30 days before or more than 60 days after May 23, 2014.  Our Bylaws also specify the information that must be included in the notice that stockholders must provide to the Secretary of the Company in order to propose any business to be conducted at an annual meeting or to nominate one or more persons for election to our Board of Directors at an annual meeting or a special meeting called for the purpose of electing directors.  The Chairman of the meeting may refuse to transact any business presented or to acknowledge the nomination of any person made without compliance with the procedures set forth in our Bylaws.  The foregoing summary is qualified in its entirety by reference to the full text of our Bylaws which is on file with the Securities and Exchange Commission and is available upon request to the Secretary of the Company.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we are referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing.  As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this proxy statement includes our website address.  This website address is intended to provide inactive, textual references only.  The information on our website is not part of this proxy statement.

COST AND METHOD OF SOLICITATION

The cost of soliciting proxies will be borne by us.  In addition to the use of the mails, proxies may be solicited personally or by telephone, telegram, facsimile and other electronic communication methods by our directors, officers and employees without additional compensation.  Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of our common stock held in their names or in those of their nominees and their reasonable expenses will be reimbursed upon request.

OTHER BUSINESS

Our Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.  However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial Officer, Secretary and Treasurer

April 11, 2013

ATRION CORPORATION ONE ALLENTOWN PARKWAY ALLEN, TX 75002
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M58527-P37409	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ATRION CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the nominees listed in Item 1.

1.	Election of Directors	0	0	0
	Nominees:

	01) Roger F. Stebbing
	02) John P. Stupp, Jr.

The Board of Directors recommends you vote FOR Items 2 and 3.						For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for 2013.					0	0	0

3.	Advisory vote to approve executive officer compensation.					0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M58528-P37409

ATRION CORPORATION ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned  hereby appoints  Hugh J. Morgan, Jr. and Ronald N. Spaulding, or either of them, as proxies of the undersigned, with full power of substitution,  and hereby authorizes them to represent  and to vote, as specified on the reverse side of this proxy and in their discretion upon  such other matters  that  may properly come before  the meeting  or any adjournment  thereof,  all of the shares of Common Stock of Atrion Corporation  that the undersigned  is entitled to vote at the annual meeting of stockholders of Atrion Corporation  to be held at 10:00 a.m., Central Time, on Thursday, May 23, 2013,  at the offices of Atrion Corporation, One Allentown Parkway, Allen, TX 75002,  and at any adjournment  thereof.

This proxy, if properly  executed   and returned,  will be voted  as directed  or, if no direction  is given,  will be voted  FOR the  nominees   listed  in Item 1 and FOR Items 2 and 3. If any other  matters  properly  come  before the  meeting,   this proxy will be voted  as determined   by the proxies  in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Continued and to be signed on reverse side